Exhibit 99.2

EARNINGS CALL SCRIPT - Q3 FY2018

Please find following a summary of our operational results for the third quarter of fiscal 2018. The purpose of these notes is to add more detail to the standard press release we issue each quarter. We intend to dedicate the Earnings Call time to answering any specific questions on our results or performance year-to-date.

INTRODUCTORY UPDATE

As we announced in June, and have repeated in both earnings call scripts since then, we have an ongoing investigation relating to our Mexico operations. As previously stated, we voluntarily disclosed the matters under investigation to the Department of Justice and the Securities & Exchange Commission in June 2017. We remain committed to full cooperation with both agencies.

We would like to reaffirm our strong commitment to compliance with all applicable laws and regulations. Based on the progress of the investigation to date, we continue to strive to enhance internal controls and compliance programs. In addition, we continue to review and update operational procedures relating to our business activities in Mexico, all of which may negatively affect future growth trends. Since this is an ongoing investigation, we are not able to provide additional information or answer any additional questions about the investigation at this time.

OVERALL

The third quarter of fiscal year 2018 extends the positive results on growth in accounts and outstanding loans that we disclosed for the first and second quarters. We not only sustained solid growth for the third consecutive quarter, but, in fact, grew as much in gross loans in our US business during this last quarter as our highest third quarter gross loan growth of the last seven years, which occurred in the third quarter of fiscal 2014.

Consolidated revenues during the third quarter of fiscal 2018 increased 4.7% over the same quarter last year. Our US revenue increased due to higher interest and fee income as a result of higher average earning loans outstanding; higher insurance revenue; the settlement of a specific tax matter; and an expansion in revenue from our motor club product. Likewise, the consolidated same-store revenue (from the 1,277 branches open in both quarters) increased 3.9%.

Net income for the third quarter decreased 82.6% to $1.7 million compared to $9.6 million for the same quarter of the prior year. The decrease in net income was primarily due to the write-down of our deferred tax asset (“DTA Write-Down”) as described in the earnings release. Excluding the impact of the DTA Write-Down, net income for the third quarter increased 26.8% to $12.2 million compared to the previously noted $9.6 million for the same quarter of the prior year.

Our consolidated provision for loan loss was up $3.8 million for the quarter, even though consolidated net charge-offs decreased versus the third quarter of fiscal 2017. This is primarily due to a $3.0 million adjustment to the provision in the prior year quarter as a result of improving credit metrics in the US during fiscal 2017 and increasing delinquencies in Mexico. Higher growth in outstanding loans represent $0.7 million of the provision increase.

Our personnel expenses during the third quarter of fiscal 2018 decreased for the quarter versus the prior year quarter. In the US, this is primarily due to a decrease share-based compensation expense. Our health insurance costs also decreased as a result of changing our provider on January 1, 2017. Although our US personnel salaries expense for the third quarter of fiscal 2018 was higher by 3.6% than the third quarter of fiscal 2017, this expense has decreased since the second quarter of fiscal 2018. We are continuing to focus on further optimizing our management of field personnel.

Advertising expense decreased 4.0% compared to Q3 fiscal 2017. Even though advertising expense this quarter was lower year-on-year, we still brought in more customers due to improved marketing strategies, which, reduced our customer acquisition costs.

Finally, our legal and professional expenses increased by $2.5 million during the third quarter of fiscal 2018 versus the third quarter of fiscal 2017, primarily due to $1.9 million of costs incurred relating to the investigation of our Mexico operations. In total, year-to-date costs paid to third parties attributed to the investigation have totaled approximately $5.5 million.

Our consolidated gross loans increased to $1.23 billion at the end of the third quarter of fiscal 2018, up 5.5% from the end of the third quarter of fiscal 2017. We have continued to improve our performance in US gross loan growth versus the same quarter of a year earlier for each of the three quarters of fiscal 2018. US gross loans increased 5.8% during Q3 fiscal 2018 versus Q3 fiscal 2017. Mexico gross loans increased 2.0% in USD, primarily due to a favorable change in exchange rates (in pesos, our gross loans decreased 3.1%).

In our US business, we added more unique customers this quarter than we have during any third fiscal quarter in at least five years. This continues our trend of adding more unique customers during the third quarter year-over-year.

During Q3 of fiscal 2018, we continued our trend in the US of same store growth, improving this quarter in ledger, customers and accounts. This is now the fourth consecutive quarter of year-over-year improvement in same stores for each of these categories.

Our net charge-off levels have also improved year-on-year for the third consecutive quarter and are $1.1 million lower than the third quarter fiscal 2017. These are now comparable to historic levels prior to our decision to eliminate field calls in December 2015.

LOAN PORTFOLIO PERFORMANCE

US Customer Performance:

We continued to close the gap during Q3 of fiscal 2018 in unique customers versus our highest historical value and are now just 20,000 customers below that mark.

Our growth in unique customers during the third quarter of fiscal 2018 was the highest in at least five years. Year-to-date, we have grown our unique customers by 13.8%. This represents a 45% improvement on fiscal 2017 year-to-date growth. After years of shrinkage, this is now the fourth consecutive quarter where we have seen results in our unique customer growth that are not just better than a year earlier, but better than any of the last four years.

We added more former borrowers back into our customer base through new loans than we have in any third quarter in company history and numbers are up 6% from the third quarter of fiscal 2017. Increasing numbers of former borrowers are coming back to us after more than a year of separation. We believe this is a reflection of the strength of our customer relationships and the high satisfaction with our products and services as reflected in our Net Promoter Score of 68.

We had our best result in third quarter new borrower account growth since fiscal 2014, 5% above Q3 fiscal 2017 results.

Our data on payment performance of our loan portfolio is in line with our expectations. We believe this shows that our underwriting has been prudent and we have not sacrificed customer quality for growth.

However, the total number of new customers we added is still below the number we added at our peak in fiscal 2012. We will continue to focus on casting a sufficiently wide net in our marketing activities to increase these additions.

US Gross Loan performance:

We again maintained our trend of improved quarterly performance in the third quarter of fiscal 2018. This represents the fifth consecutive quarter where our gross loan performance has shown improvement. We ended the quarter with $103.5 million growth in our US gross loans. This is the highest third quarter growth in company history, similar to that attained in the third quarter of fiscal 2014. Year-to-date, our ledger has grown 19.5% compared to last year’s growth of 10.4% and significantly better than prior years since fiscal 2013. Furthermore, for the second consecutive quarter, our US gross loans ended the quarter at a higher level than the same quarter of a year earlier. This is the first time we have achieved this result in the third quarter since fiscal 2014.

Looking at same-store gross loan growth in the US, for the 1,130 stores open in both fiscal years, our ledger was up 3.7%. This is an improvement on the same quarter of last year where we shrunk 4.9%. This is also better than fiscal 2015 and fiscal 2016 where we also shrank in the third quarter. We increased the number of unique customers in these stores year-over-year by 4.8%; the first time since at least fiscal 2014 that we have grown our unique customer base in the third quarter. Sixty-five percent of these branches have grown their ledger year-on-year compared to about one-third in each of the prior two fiscal years. More than 60% also grew their number of accounts in comparison to the end of the third quarter of fiscal 2017. These are the highest percentages in at least four years. Same stores customer base increased by 38,000 in total year-over-year, compared to an average customer base reduction of 20,000 per year for each of the three preceding years.

Credit Quality of Customer Base:

Once again, continuing a trend of several quarters, our credit quality (as indicated by credit score) of loans originated improved this quarter for all categories of borrowers (new, former and current) versus the same quarter a year earlier. In fact, the credit quality of these categories is better than any Q3 since at least 2014.

Delinquencies and Charge-offs:

Accounts in the US that were over 60 days delinquent increased to 5.7% on a recency basis. This is primarily due to our decision to hold more 90 days delinquent accounts in order to focus on extending our collections period. In our US business, accounts that are 30 and 60 recency days late as a percentage of gross loans are all lower or flat compared to Q3 fiscal 2017.

Our consolidated net charge-offs as a percentage of annualized loans were down from 16.9% in Q3 fiscal 2017 to 15.5% at the end of Q3 fiscal 2018, representing a decrease of $1.1 million. We believe this improvement is largely due to the higher average credit score of new customers, and previous customers, from whom we relied on field calls to collect, having now cycled out of our portfolio.

We remain firm in our belief that eliminating field calls has had multiple positive benefits. Although charge-offs spiked at the time we stopped these visits in the third quarter fiscal 2016, they are now comparable to historic levels and we have the added benefit of very significant savings in workers’ compensation insurance, gas reimbursements for mileage traveled, and improved in-office efficiency and training due to the branch's entire team spending more time together.

GROWTH STRATEGIES

The results of the last three quarters show significant improvement in growth in accounts. The very solid increase in new unique customers was achieved through our targeted mail campaigns and digital marketing programs, as well as local community presence, improved visibility of branches, and referrals via word of mouth. We continuously optimized our programs for better performance and communication with potential customers, as their lending needs changed throughout the holiday season. We persevere in testing new channels and contact methods for customer acquisition, and continue to expand in those areas that gave us strong conversion rates. We also enhanced customer offerings by centralizing some functions to improve branch efficiency and allowing data analytics to make certain selections where it boosted the volume and effectiveness of our choices.

Digital Presence:

The digital channel continues to grow in importance for us as we test and improve a variety of digital marketing strategies and partner choices. We had a 50% rise in unique visitors to our website in Q3 fiscal 2018 versus the same quarter a year ago.

Our conversion rate (meaning the percent of web applications that convert into new approved loan originations) is higher than the third quarter fiscal 2017, while the quality of the applicants has not deteriorated. This has led to a higher number of booked applications. Web-originated loans are up 46% versus the third quarter of fiscal 2017. In December, we booked the most loans based on web-originated applications in our company’s history.

Once again this quarter, we grew the number of customers who signed up for text messaging and thus set a new record. More than 70% of our customers have now enrolled in our texting option, which we use to send appropriate messaging related to optimizing their product and servicing options.

We attribute all of these improvements in metrics to better quality marketing for qualified leads and stronger focus from our branches in responding rapidly to web applications.

New Branches:

In the US, we opened eleven branches this quarter and closed six; a net increase of five. We currently have six more locations where the leases have been signed and opening is imminent.

Year-to-date in the US, we have closed fifteen branches and we believe the number of closures will continue to decrease as we have now closed or merged the least successful locations.

We now have 1,174 branches in the US, of which 1,109 are operating under the World Finance name. We continue to re-brand current and acquired branches to strengthen our brand name and reputation and intend to have all of our operations under the World Finance umbrella.

We purchased one loan portfolio during Q3 fiscal 2018 and continue to see a steady number of acquisition opportunities.

In the US and Mexico combined, we had 1,334 open branches at the end of the third quarter of fiscal 2018, compared to 1,331 at the end of the second quarter of fiscal 2018. The increase in net branches is principally due to a rise in the number of our US branches. We continue to identify many opportunities to open branches in the states where we currently have a presence.

OTHER PERFORMANCE DETAILS

IT improvements:

We completed the roll-out of our new Loan Origination System ("LOS"), begun in Q2, and it is now used in all states in which we operate. The new LOS facilitates the collection of critical electronic data to drive better business decisions. We are working on the next release of the LOS, which will streamline the credit data process and introduce automated decision analysis to assist in faster, more accurate loan decisions. We anticipate testing the next version of the LOS in Q4 with full rollout in early fiscal 2019. We will consistently look for ways to develop the solution to further integrate with our other systems, provide a great customer experience and improve our collections efforts.

Debt to Equity:

As of December 31, 2017, our debt to equity ratio was down to 0.8:1 from 0.9:1 at the end of September 30, 2017. We consider 2:1 to be a conservative level, and we are significantly below that level.

Share Repurchases:

Due in part to the ongoing investigation in Mexico, we have chosen not to repurchase our common stock since Q1 fiscal 2018, even though our debt to equity ratio is much lower than we believe necessary in a conservative environment and continues to decrease. We cannot, at this time, comment on any plans to recommence share repurchasing.

REGULATORY ENVIRONMENT

State-level Regulations:

We are not aware of any significant changes in state regulations that have been adopted (or appear likely to be adopted in the near term) that are likely to have a material adverse effect on our business.

CFPB:

Regarding the final regulations from the CFPB on small dollar lending, we believe that the effect on our business practices will be very limited. Regarding the CID issued to World in March of 2014, by letter dated January 18, 2018, the CFPB informed the Company that it had completed its investigation and would not be proceeding with an enforcement action. Regarding any other proposed regulation, such as CFPB supervisory oversight, we are not in a position to be able to comment about the potential impact. We will discuss any effect on our operations or policies if and when any legislation or regulation is fully enacted that impacts our business.

IN SUMMARY

During the third quarter of fiscal 2018, we have continued to close the gap in unique customer accounts and gross loans, which had been shrinking for years from our all-time high in fiscal 2012 and fiscal 2013. As with the second quarter of fiscal 2018, we have again achieved the “best in multi-years” growth in many accounts, loans and unique customer metrics (both as a percentage of our base and in absolute terms). We have focused on improving our IT products and quality to better service our customer in the branch and online. We believe our strategy of extremely close collaboration between our corporate and field personnel improves every day and is one of our critical competitive advantages. Our focus on continuing enhancements in the use of data and technology, along with strong customer service through our branches will lead to long-term relationships and high satisfaction. We believe there is still significant opportunity for our business to expand our geographic reach as we broaden the scope of our data analytics and marketing activities. We look forward to sustained improvement in our operating metrics as we move into Q4 fiscal 2018.

Non-GAAP financial measures

The Tax Cuts and Jobs Act (“TCJA”) was signed into law on December 22, 2017. The results of the third quarter of fiscal 2018 and first nine months of fiscal 2018 reflect the estimated impact of the enactment of the TCJA, which resulted in a $10.5 million decrease in net income. Net income and earnings per share excluding the impact of these significant items are non-GAAP financial measures. Management believes these measures help investors understand the effect of these items on reported results.

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